　　Exhibit 99.1

SBC Medical Group Holdings Reports Third Quarter 2026 Financial Results

Revenue Up 35%, Net Income Attributable to SBC Medical Up 22%, and Adjusted EBITDA1 Up 66% Year-over-Year; Net Income Margin of 27% and Adjusted EBITDA Margin of 47% — Previously Announced Service Fee Revisions and New Clinic Openings Contribute to Revenue Growth and Operating Margin Improvement

—(BUSINESS WIRE)—

IRVINE, Calif. -- SBC Medical Group Holdings Incorporated (Nasdaq: SBC) (“SBC Medical” or the “Company”), a Medical Services Organization (MSO) providing management support across a wide range of healthcare fields to medical institutions in Japan and abroad, today announced its consolidated financial results for the third quarter of fiscal year 2026 (the three months ended September 30, 2026) and the three cumulative quarters of fiscal year 2026 (the nine months ended September 30, 2026).

■ Third Quarter 2026 Financial Highlights

•
Total revenues were $59 million, up 35% year-over-year.
•
Income from operations was $26 million, up 66% year-over-year, with an operating margin of 45%.
•
Net income attributable to SBC Medical was $16 million, up 22% year-over-year. Net income margin was 27%, a decrease of 3 percentage points year-over-year.
•
Adjusted EBITDA1 was $28 million, up 66% year-over-year. Adjusted EBITDA margin1 expanded 9 percentage points year-over-year to 47%.
•
Basic earnings per share (EPS) was $0.15, up 25% year-over-year.
•
Net cash provided by operating activities totaled $50 million for the nine months ended September 30, 2026.

Third-quarter results reflected both growth and improved profitability in the core MSO business. Revenue growth was driven by higher management services revenue, including the impact of service fee structure revisions announced in August, as well as the consolidation of Waqoo.

The medical corporations supported by SBC Medical continued to expand. As of September 30, 2026, the clinic network had increased by 36 locations year-over-year to 293 locations2. Patient visits3 over the trailing twelve months totaled 7.06 million, up 9% year-over-year. Average spend per visit was $290, up 4% year-over-year.

■ Comment from SBC Medical’s Chairman and CEO Yoshiyuki Aikawa:

“The third quarter of 2026 marked a strong reacceleration in SBC Medical’s growth. Revenue increased 35% year-over-year, income from operations rose 66%, and net income attributable to SBC Medical rose 22%, with a net income margin of 27% and an Adjusted EBITDA1 margin of 47%. Following the structural reforms implemented in 2025, growth and profitability are improving in tandem, demonstrating the strength of our highly profitable MSO model.

Our MSO revenue growth is supported by two key levers: expanding our clinic network and increasing service fees per clinic. Our goal is not simply to add locations. We aim to raise productivity and profitability at the clinics we support while expanding the network efficiently. This quarter’s growth in management services revenue, including the effect of service fee revisions, demonstrates progress in this model.

To strengthen this model further, we are investing in AI and technology. Specifically, we are developing a proprietary local large language model (LLM) infrastructure designed to enable the secure use of medical data while optimizing AI costs, while also advancing our clinic operating systems through our capital and business alliance with Atomic Software. Together, these initiatives are intended to improve profitability at existing clinics and make new clinic openings more efficient, enabling our scalable MSO platform to generate greater earnings power as the business expands.

Our Longevity business, which we view as our next growth opportunity, is also making tangible progress. As a first step, we are developing an in-house DNA methylation-based test to estimate biological age, drawing on the Waqoo Group’s research and technology capabilities. By adding diagnostics to our existing medical network and combining AI with physicians’ expertise, we aim to build an integrated platform spanning testing, personalized treatment and evaluation of outcomes.

In Japan, we will continue expanding our multi-brand presence in aesthetic dermatology and broadening our non-aesthetic medical services. Internationally, we are pursuing collaboration with OrangeTwist in the United States and expansion across ASEAN markets. These initiatives are designed to unlock further growth in our existing business while pursuing opportunities in new markets.

For the first nine months of 2026, net cash provided by operating activities totaled $50 million. As of September 30, 2026, we held $198 million in cash and cash equivalents and $154 million in Net Cash4. We intend to deploy this strong financial position toward disciplined growth investment, with the goal of sustaining EPS growth over the medium- to long-term and enhancing corporate value.”

■ Summary of Key Financials

	Unit	3Q26	3Q25	YoY	9M26	9M25	YoY
Total Revenues	$MM	59	43	+35%	151	134	+13%
Net Income Attributable to SBC Medical	$MM	16	13	+22%	38	37	+2%
Net Income Margin	%	27	30	(3)pt	25	27	(2)pt
Adjusted EBITDA [1]	$MM	28	17	+66%	66	57	+17%
Adjusted EBITDA Margin [1]	%	47	38	+9pt	44	42	+2pt
ROE (Annualized) [5]	%	23	23	(0)pt	19	22	(3)pt
Basic EPS [6]		$0.15	0.12	+25%	0.37	0.36	+3%

1 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. For more information on non-GAAP financial measures, please refer to “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures (unaudited).”

2 Represents the total number of locations across the Company’s support and partnership network, including franchised locations of SBC-branded clinics, Rize Clinic, Gorilla Clinic, AHH Clinic and JUN CLINIC, as well as locations operated by OrangeTwist, in which the Company holds a minority equity interest through its equity method investment in OT Midco Holdings, LLC.

3 Patient visits include patients of SBC-branded clinics, Rize Clinic, Gorilla Clinic, AHH Clinic, and JUN CLINIC. The period covered is from October 1, 2025 to September 30, 2026.

4 Net Cash is a non-GAAP financial measure, calculated as cash and cash equivalents ($198 million), less bank and other borrowings and finance lease liabilities, current and non-current ($34 million), and operating lease liabilities, current and non-current ($10 million), each as presented in the unaudited consolidated balance sheet as of September 30, 2026, resulting in Net Cash of $154 million.

5 Return on equity (ROE) is calculated as net income attributable to SBC Medical divided by average shareholders’ equity (beginning and end of period).

6 Basic EPS is calculated as net income attributable to SBC Medical divided by the weighted average number of shares outstanding.

Conference Call

The Company will hold a conference call on Friday, November 13th, 2026 at 08:30 a.m. Eastern Time (or Friday, November 13th, 2026 at 10:30 p.m. Japan Time) to discuss the financial results for the third quarter ended September 30, 2026. A question-and-answer session will follow the prepared remarks.

During the live webcast, participants may submit questions in real-time using the Zoom Q&A button.

All attendees, regardless of their current stock ownership status, are welcome to submit questions. Please note that due to time constraints and the nature of the inquiries, we may not be able to address every question during the call.

Please register in advance of the conference using the link provided below:

https://zoom.us/webinar/register/WN_CLFqOL3XTourhX2qjAJnxw#/registration

Upon registration, you will be able to access the dedicated conference call viewing site.

Additionally, the earnings release, accompanying slides, and a separate link to the archived webcast of this conference call will be available on the Company’s Investor Relations website at https://ir.sbc-holdings.com/.

About SBC Medical

SBC Medical is a Medical Services Organization providing management support across a wide range of healthcare fields, including advanced aesthetic healthcare, dermatology, orthopedics, fertility treatment, gynecology, dentistry, alopecia treatment (AGA), and ophthalmology. The Company manages a diverse portfolio of clinic brands and is actively expanding its global presence, particularly in the United States and Asia, through both direct operations and medical tourism initiatives. In September 2024, the Company was listed on Nasdaq, and in June 2025, it was selected for inclusion in the Russell 3000® Index, a broad benchmark of the U.S. equity market. Guided by its Group Purpose “Contributing to the well-being of people around the world through medical innovation,” SBC Medical continues to provide safe, trusted, and high-quality medical services while further strengthening its international reputation for quality and trust in medical care.

Company Name: SBC Medical Group Holdings Incorporated | Listed Market: NASDAQ Global Market | Ticker: SBC | Address: 200 Spectrum Center Drive, Suite 300, Irvine, CA 92618 USA | IR Website: https://ir.sbc-holdings.com/ | LinkedIn: https://www.linkedin.com/company/sbc-medical-group-holdings-inc

Use of Non-GAAP Financial Measures

The Company uses non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin and Net Cash, in evaluating its operating results and financial position and for financial and operational decision-making purposes. The Company believes that the non-GAAP financial measures help identify underlying trends in its business, provide useful information about the Company’s results of operations, enhance the overall understanding of the Company’s past performance and future prospects, and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making. In particular, the Company believes Net Cash is useful to investors in evaluating the Company’s liquidity and financial position, including its capacity to fund growth investments.

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release and, for Net Cash, footnote 4 to the “Summary of Key Financials.”

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the Company’s beliefs regarding future events and performance, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These forward-looking statements reflect the Company’s current views with respect to, among other things, the Company’s plans and strategies for service expansion; growth in revenue and earnings; and business prospects. In some cases, forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “targets,” or “hopes” or the negative of these or similar terms. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. The forward-looking statements are based on management’s current expectations and are not guarantees of future performance. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Factors that may cause actual results to differ materially from current expectations may emerge from time to time, and it is not possible for the Company to predict all of them; such factors include, among other things, changes in global, regional, or local economic, business, competitive, market and regulatory conditions, and those listed under the heading “Risk Factors” and elsewhere in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$198,428,275	$163,773,838
Time deposits	4,000,000	—
Accounts receivable	2,540,219	2,388,021
Accounts receivable – related parties	30,931,517	27,511,730
Inventories	2,949,218	2,792,617
Short-term investments – related parties	318,297	319,193
Finance lease receivables, current – related parties	16,143,695	12,832,355
Income tax recoverable	1,292,660	1,175,510
Customer loans receivable, current	3,966,531	8,705,999
Prepaid expenses and other current assets	10,762,659	11,724,852
Prepaid expenses and other receivables – related parties	2,522,970	—
Total current assets	273,856,041	231,224,115

Non-current assets:
Property and equipment, net	8,527,530	7,539,392
Intangible assets, net	45,226,994	47,742,888
Long-term investments, net	1,880,112	1,299,366
Equity method investments	19,157,291	20,312,642
Goodwill, net	15,075,256	15,432,061
Finance lease receivables, non-current – related parties	14,448,126	13,746,513
Operating lease right-of-use assets	10,150,912	8,366,569
Finance lease right-of-use assets	277,827	450,874
Deferred tax assets	8,000,383	4,014,294
Customer loans receivable, non-current	2,325,289	4,824,977
Long-term prepayments	522,473	393,270
Long-term investments in MCs – related parties	17,787,217	17,837,293
Other assets	7,587,608	7,263,692
Total non-current assets	150,967,018	149,223,831
Total assets	$424,823,059	$380,447,946

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$23,408,185	$16,988,384
Accounts payable – related parties	918,135	651,463
Bank and other borrowings, current	8,757,956	9,099,046
Advances from customers	877,664	1,415,762
Advances from customers – related parties	3,600,523	5,357,221
Income tax payable	16,707,822	8,821,853
Operating lease liabilities, current	5,754,161	4,416,960
Finance lease liabilities, current	88,091	132,946
Accrued liabilities and other current liabilities	14,552,613	11,544,695
Due to related party	—	2,692,673
Total current liabilities	74,665,150	61,121,003

Non-current liabilities:
Bank and other borrowings, non-current	24,845,177	33,734,438
Deferred tax liabilities	15,614,455	16,374,832
Operating lease liabilities, non-current	4,541,685	4,136,257
Finance lease liabilities, non-current	62,857	116,527
Other liabilities	1,620,786	1,660,183
Total non-current liabilities	46,684,960	56,022,237
Total liabilities	121,350,110	117,143,240

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED BALANCE SHEETS — (Continued)

Stockholders’ equity:
Preferred stock ($0.0001 par value, 20,000,000 shares authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025)	—	—
Common stock ($0.0001 par value, 400,000,000 shares authorized, 103,881,251 shares issued, and 102,576,943 shares outstanding as of September 30, 2026 and December 31, 2025)	10,388	10,388
Additional paid-in capital	75,660,743	72,867,424
Treasury stock (at cost, 1,304,308 shares as of September 30, 2026 and December 31, 2025)	(7,749,997)	(7,749,997)
Retained earnings	278,142,255	240,448,620
Accumulated other comprehensive loss	(59,214,802)	(57,294,239)
Total SBC Medical Group Holdings Incorporated stockholders’ equity	286,848,587	248,282,196
Non-controlling interests	16,624,362	15,022,510
Total stockholders’ equity	303,472,949	263,304,706
Total liabilities and stockholders’ equity	$424,823,059	$380,447,946

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues, net – related parties	$53,518,360	$39,617,548	$135,205,614	$123,819,591
Revenues, net	5,063,160	3,735,687	15,624,536	10,221,192
Total revenues, net	58,581,520	43,353,235	150,830,150	134,040,783
Cost of revenues (including cost of revenues from related parties of $1,749,587 and $4,018,377 for the three months ended September 30, 2026 and 2025, and $2,012,569 and $12,144,907 for the nine months ended September 30, 2026 and 2025, respectively)	16,402,500	12,741,748	42,327,080	35,685,635
Gross profit	42,179,020	30,611,487	108,503,070	98,355,148

Operating expenses:
Selling, general and administrative expenses (including selling, general and administrative expenses from related parties of $877,328 and $154,063 for the three months ended September 30, 2026 and 2025, and $1,562,231 and $569,830 for the nine months ended September 30, 2026 and 2025, respectively)	15,761,753	14,730,247	45,405,238	43,717,642
Total operating expenses	15,761,753	14,730,247	45,405,238	43,717,642

Income from operations	26,417,267	15,881,240	63,097,832	54,637,506

Other income (expenses):
Interest income (including interest income from related parties of $1,582 and nil for the three months ended September 30, 2026 and 2025, and $5,047 and nil for the nine months ended September 30, 2026 and 2025, respectively)	344,937	120,384	474,826	198,599
Interest expense	(128,878)	(48,635)	(372,313)	(104,493)
Foreign currency exchange gain (loss), net	(947,087)	923,671	946,850	(904,575)
Other income (including other income from related parties of nil and $3,069 for the three months ended September 30, 2026 and 2025, and nil and $3,069 for the nine months ended September 30, 2026 and 2025, respectively)	695,294	1,632,527	1,323,914	1,929,258
Other expenses	—	(2,323)	(678,279)	(1,003,801)
Gain on redemption of life insurance policies	—	—	—	8,746,138
Total other income (expenses)	(35,734)	2,625,624	1,694,998	8,861,126

Income before income taxes and equity in losses of equity method investees	26,381,533	18,506,864	64,792,830	63,498,632
Income tax expense	(9,378,075)	(5,673,538)	(24,729,409)	(26,733,504)
Equity in losses of equity method investees, net of tax	(586,699)	—	(1,155,351)	—
Net income	16,416,759	12,833,326	38,908,070	36,765,128
Less: net income (loss) attributable to non-controlling interests	724,017	8,690	1,214,435	(20,194)
Net income attributable to SBC Medical Group Holdings Incorporated	$15,692,742	$12,824,636	$37,693,635	$36,785,322

Other comprehensive income (loss):
Foreign currency translation adjustment	$7,066,384	$(6,791,961)	$(2,502,636)	$11,639,635
Total comprehensive income	23,483,143	6,041,365	36,405,434	48,404,763
Less: comprehensive income attributable to non-controlling interests	415,698	10,329	632,362	157,908
Comprehensive income attributable to SBC Medical Group Holdings Incorporated	$23,067,445	$6,031,036	$35,773,072	$48,246,855

Net income per share attributable to SBC Medical Group Holdings Incorporated
Basic and diluted	$0.15	$0.12	$0.37	$0.36
Weighted average shares outstanding
Basic and diluted	102,576,943	102,642,634	102,576,943	103,139,851

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$38,908,070	$36,765,128
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,979,917	2,010,616
Non-cash lease expense	4,239,772	3,436,789
Provision for (reversal of) credit losses	(22,236)	305,963
Equity in losses of equity method investees	1,155,351	—
Stock-based compensation	19,541	—
Fair value change of long-term investments	(579,154)	(724,476)
Gain on redemption of life insurance policies	—	(8,746,138)
Loss (gain) on disposal of property and equipment	9,375	(414,167)
Change in fair value of cryptocurrencies	—	(146,036)
Deferred income taxes	(4,386,410)	9,104,235
Changes in operating assets and liabilities:
Accounts receivable	(197,484)	(1,084,316)
Accounts receivable – related parties	(3,502,443)	(28,031,690)
Inventories	(191,314)	265,052
Finance lease receivables – related parties	(4,050,925)	(9,227,612)
Customer loans receivable	7,158,848	12,153,263
Prepaid expenses and other current assets	923,442	(2,180,695)
Prepaid expenses and other receivables – related parties	(2,500,352)	—
Long-term prepayments	(375,662)	281,666
Other assets	(390,302)	77,609
Accounts payable	6,551,564	2,549,938
Accounts payable – related parties	280,593	2,144,314
Notes payable – related parties	—	(12,759,536)
Advances from customers	(528,982)	161,165
Advances from customers – related parties	(1,726,044)	(5,470,844)
Income tax payable	7,711,189	(19,936,155)
Operating lease liabilities	(4,279,802)	(3,639,887)
Accrued liabilities and other current liabilities	3,059,724	(4,096,471)
Other liabilities	(18,888)	(93,141)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	50,247,388	(27,295,426)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,214,421)	(603,484)
Prepayments for property and equipment	(888,098)	(838,568)
Payments made on behalf of related parties	—	(1,840,801)
Purchase of long-term investments	—	(654,070)
Placement of time deposits	(4,000,000)	—
Purchase of cryptocurrencies	—	(424,250)
Cash paid for acquisition of subsidiaries, net of cash acquired	—	(14,861,858)
Long-term loans to others	—	(14,514)
Repayments from related parties	—	1,911,440
Repayments from others	41,765	73,928
Proceeds from redemption of life insurance policies	—	17,735,717
Deconsolidation of VIE, net of cash disposed of	1,019,909	—
Proceeds from disposal of property and equipment	—	2,755,983
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(5,040,845)	3,239,523

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from bank and others	—	14,851,980
Borrowings from related parties	—	15,000
Proceeds from exercise of stock acquisition rights in subsidiary by non-controlling interests	94,843	—
Repayments of bank and other borrowings	(8,912,553)	(721,874)
Repayments of finance lease liabilities	(99,932)	(310,603)

SBC MEDICAL GROUP HOLDINGS INCORPORATED

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	For the Nine Months Ended September 30,
	2026	2025
Repayments to related parties	(22,657)	(46,782)
Repurchase of common stock	—	(4,999,997)
Deemed contribution in connection with price modification on disposal of property and equipment	—	9,682,277
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(8,940,299)	18,470,001

Effect of exchange rate changes	(1,611,807)	7,973,128

NET CHANGE IN CASH AND CASH EQUIVALENTS	34,654,437	2,387,226
CASH AND CASH EQUIVALENTS AS OF THE BEGINNING OF THE PERIOD	163,773,838	125,044,092
CASH AND CASH EQUIVALENTS AS OF THE END OF THE PERIOD	$198,428,275	$127,431,318

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expense	$372,313	$104,493
Cash paid for income taxes, net	$21,135,092	$37,555,740

NON-CASH INVESTING AND FINANCING ACTIVITIES
Property and equipment transferred from prepaid expenses	$57,013	$—
Property and equipment transferred from long-term prepayments	$1,050,946	$1,428,254
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$221,443	$105,556
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	$—	$612,466
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$5,845,817	$2,646,028
Payables to related parties in connection with loan services provided	$—	$14,362,902
Issuance of common stock as incentive shares	$—	$86

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

SBC MEDICAL GROUP HOLDINGS INCORPORATED

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Total revenues, net	$58,581,520	$43,353,235	$150,830,150	$134,040,783
Net income attributable to SBC Medical Group Holdings Incorporated	15,692,742	12,824,636	37,693,635	36,785,322
Adjusted to add (deduct) the following:
Net income (loss) attributable to non-controlling interests	724,017	8,690	1,214,435	(20,194)
Equity in losses of equity method investees, net of tax	586,699	—	1,155,351	—
Income tax expense	9,378,075	5,673,538	24,729,409	26,733,504
Gain on redemption of life insurance policies	—	—	—	(8,746,138)
Other expenses	—	2,323	678,279	1,003,801
Other income	(695,294)	(1,632,527)	(1,323,914)	(1,929,258)
Foreign currency exchange loss (gain), net	947,087	(923,671)	(946,850)	904,575
Interest expense	128,878	48,635	372,313	104,493
Interest income	(344,937)	(120,384)	(474,826)	(198,599)
Depreciation and amortization expense	1,176,959	746,211	2,979,917	2,010,616
Adjusted EBITDA	$27,594,226	$16,627,451	$66,077,749	$56,648,122
Net income margin	27%	30%	25%	27%
Adjusted EBITDA margin	47%	38%	44%	42%

Adjusted EBITDA is a non-GAAP financial measure defined as net income attributable to SBC Medical adjusted for net income (loss) attributable to non-controlling interests, equity in losses of equity method investees, net of tax, income tax expense, gain on redemption of life insurance policies, other expenses, other income, foreign currency exchange loss (gain), net, interest expense, interest income, and depreciation and amortization expense.

Net income margin is defined as net income attributable to SBC Medical divided by total revenues, net. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenues, net.

Contacts

SBC Medical Group Holdings Incorporated — Hikaru Fukui / Head of IR Department; E-mail: ir@sbc-holdings.com